EXHIBIT 5.1



                  Skadden, Arps, Slate, Meagher & Flom LLP
                             Four Times Square
                       New York, New York 10036-6522




                                                           August 28, 2002


KFx Inc.
3300 East First Avenue, Suite 290
Denver, Colorado 80206

                Re:  KFx Inc. - Registration Statement on Form S-3


Ladies and Gentlemen:

         We have acted as special counsel to KFx Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on May 7, 2002 (File No. 333-87774), as amended by Amendment No. 1 filed on June 19, 2002, Amendment No. 2 filed on July 31, 2002 and Amendment No. 3 filed on August 28, 2002, relating to the registration under the Act of 24,595,204 shares (the "Shares") of the Company's common stock, par value $0.001 per share (the "Com mon Stock") and such additional shares of Common Stock as may thereafter be issued as a result of anti-dilution adjustments under the Warrants (as defined below). The Shares consist of 7,704,100 shares of Common Stock (the "Issued Shares") previously sold in private offerings to the selling stockholders named in the Prospec tus included in the Registration Statement (the "Prospectus"), and 16,891,104 shares of Common Stock (the "Warrant Stock") initially issuable upon the exercise of Warrants (the "Warrants") previously sold to several of the selling stockholders in such private offerings. The Shares are to be resold by the selling stockholders from time to time as set forth in the Registration Statement and the Prospectus.

         This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (vi) a specimen certificate representing the Common Stock; (ii) the form of the Warrants; (iii) the Restated Certificate of Incorporation of the Company, as amended to date and currently in effect;
(iv) certified copies of the Second Amended and Restated By-laws of the Company, as currently in effect; (v) certified copies of the resolutions of the Board of Directors of the Company adopted at meetings held on December 28, 1992, December 2, 2001 and June 3, 2002; and (vi) certified copies of the resolutions of the Executive Committee of the Board of Directors of the Company adopted at meetings held on March 27, 2002, July 18, 2002 and August 19, 2002. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submit ted to us as originals, the conformity to original documents of all documents submit ted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed docu ments, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. In rendering the opinion set forth in paragraph 1 below, we have assumed that
(i) the Company has received the entire amount of the consideration contemplated by the resolutions of the Board of Directors of the Company and the Executive Committee of the Board of Directors of the Company authorizing the issuance of the Issued Shares; (ii) that the registrar and transfer agent for the Common Stock duly registered the issuance of the Issued Shares and counter signed the stock certificates evidencing such Issued Shares; and (iii) that such stock certificates conform to the specimen certificate examined by us. In rendering the opinion set forth in paragraph 2 below, we have assumed that (i) the Warrant Stock will be issued upon the exercise of the Warrants in accordance with the terms of the Warrants; (ii) the registrar and transfer agent for the Common Stock will duly register such issuance and countersign the stock certificates evidencing such Warrant Shares; and (iii) such stock certificates will conform to the specimen certificate examined by us. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

         Members of our firm are admitted to the bar in the State of New York, we do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinions stated herein.

         Based upon and subject to the foregoing, we are of the opinion that:

1. The Issued Shares have been duly authorized by the Company and are validly issued, fully paid and nonassessable.

2. The Warrant Shares have been duly authorized by all necessary corporate action and, when issued upon exercise of the Warrants and paid for in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                       Very truly yours,


                                       Skadden, Arps, Slate, Meagher & Flom LLP